Exhibit 99.1

Navitas Semiconductor Announces First Quarter 2026 Financial Results

•	Revenue grew 18% sequentially with expanded gross margin, driven by increased contribution from high-power markets, including AI Data Centers, Grid and Energy Infrastructure, Performance Computing and Industrial Electrification

•	High-power markets represented a large majority of total revenue, growing approximately 35% year-over-year

•	Appointed Tonya Stevens as CFO to lead financial strategy and drive achievement of key targets, including profitable growth, scaling of high-power business and operational excellence

•	Anticipates continued sequential growth in the second quarter and throughout remainder of 2026, driven by high-power markets

TORRANCE, Calif., May 5, 2026 – Navitas Semiconductor, (Nasdaq: NVTS), an industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ silicon carbide (SiC) power semiconductors, today announced unaudited financial results for its first quarter 2026 ended March 31, 2026.

“The first quarter marked a return to top-line sequential growth as we executed on our strategic transformation to Navitas 2.0 by continuing to pivot away from mobile and consumer to focus on high-power markets with our GaN and high-voltage SiC solutions,” stated Chris Allexandre, President and CEO of Navitas. “With growth being driven by high-power markets, the Company continued to reduce reliance on its historical mobile business with high-power markets representing a growing and larger majority of total revenue.

“As demonstrated by our participation at NVIDIA GTC and APEC, including the debut of our revolutionary 800V–6V and 800V-50V power delivery boards and our demonstrated 250 kW solid-state transformer solution, Navitas’ GaN and high-voltage SiC technologies are uniquely designed to address the power, density and efficiency needs of the AI revolution. We are targeting a substantial secular growth opportunity across AI data center, energy and grid infrastructure, performance computing, and industrial electrification, representing a $3.5 billion serviceable available market (SAM) in 2030 and growing at a 60%-plus CAGR. Notably, GaN and high-voltage SiC are playing equally vital roles in the AI power revolution, and Navitas is uniquely positioned with both technologies enabling more content, broader applications and a larger portion of the growth opportunity.”

Commenting on the results, Tonya Stevens, CFO of Navitas, stated, “We are pleased with the strong momentum and growth across our targeted high-power markets, resulting in revenue growing 18% sequentially to $8.6 million, as well as expanded customer engagements and order backlog. This ongoing strategic shift drove a more favorable revenue mix and a 30 basis point sequential improvement in non-GAAP gross margin for the quarter. We continue to expect increased revenue contribution from high-power markets to deliver sequential top-line growth throughout the remainder of the year. Together with our accelerated product roadmap and commitment to disciplined cost management, we aim to achieve a compelling combination of sustainable growth with gradual expansion of gross margin and improving bottom-line results over the coming quarters.”

First Quarter 2026 Financial Highlights

•	Revenue: Total revenue was $8.6 million in the first quarter of 2026, compared to $7.3 million in the fourth quarter of 2025 and $14.0 million in the first quarter of 2025.

•	Gross Margin: GAAP gross margin for the quarter was (9.3%), compared to (17.2%) in the fourth quarter of 2025 and 9.1% in the first quarter of 2025. On a non-GAAP basis, gross margin for the quarter was 39.0% compared to 38.7% in the prior quarter and 38.1% in the first quarter of 2025.

•	Results from Operations: GAAP loss from operations for the quarter was $27.8 million, compared to a loss of $41.4 million for the fourth quarter of 2025, which included a $16.6 million restructuring and impairment charge, and an operating loss of $25.3 million for the first quarter of 2025. On a non-GAAP basis, loss from operations for the quarter was $11.7 million compared to a loss of $12.1 million for the prior quarter and a loss of $11.8 million in the first quarter of 2025.

•	Cash: Cash and cash equivalents were $221.0 million as of March 31, 2026, compared to $236.9 million as of December 31, 2025.

Recent Business, Customer and Technology Highlights:

•	Announced 20 kW 800 V to 6 V DC-DC power delivery board (PDB) at Nvidia’s GTC conference powered by Navitas GaNFast™ technology, enabling higher-density AI data center architectures with direct conversion in one power stage, targeting up to 97.5% peak efficiency at full load with 1Mhz switching frequency.

•	Demonstrated a novel 250 kW solid-state transformer solution in partnership with EPFL at APEC 2026, featuring Navitas’ GeneSiC™ 3300V and 1200V SiC devices to enable scalable 800 V DC distribution for next-generation AI data centers.

•	Expanded 5th-generation GeneSiC™ 1200 V SiC MOSFET portfolio with the addition of top-side-cooled QDPAK and low-profile TO-247-4L packages tailored for AI Data Centers PSU, delivering industry-leading power density, thermal performance and ruggedness for higher-efficiency, and very compact power systems.

•	Appointed ex-Broadcom executive and semiconductor veteran, Gregory Fischer, to the Board of Directors as part of the Company’s strategic transformation and focus on high-power markets.

Second Quarter 2026 Business Outlook

•	Second quarter 2026 net revenues are expected to increase to $10.0 million, plus or minus $0.5 million, which at the midpoint represents over 16% sequential growth. Non-GAAP gross margin is expected to be 39.25%, plus or minus 75 basis points, which at midpoint represents 25 basis point increase, and non-GAAP operating expenses are expected to be approximately flat sequentially in a range between $14.5 and $15.5 million.

A reconciliation of our forward-looking non-GAAP gross margin and non-GAAP operating expenses to the most directly comparable GAAP measures is not provided because such items cannot be reasonably calculated without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude, including stock-based compensation expense and restructuring charges.

First Quarter 2026 Financial Results Conference Call and Webcast Information:

•	When: Tuesday, May 5, 2026
•	Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
•	Toll Free Dial-in: 1-800-715-9871 or 1-646-307-1963
•	Conference ID: 5910273
•	Webcast: https://edge.media-server.com/mmc/p/cf4zzfj3

Additionally, a live and archived audio webcast of the conference call as well as supporting presentation materials will be accessible from the Investor Relations section of the Company’s website at ir.navitassemi.com.

Non-GAAP Financial Measures

This press release and statements in our public webcast include financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), which we refer to as “non-GAAP financial measures,” including (i) non-GAAP gross profit, (ii) non-GAAP gross margin, (iii) non-GAAP operating expense, (iv) non-GAAP research and development expense, (v) non-GAAP selling, general and administrative expense, (vi) non-GAAP loss from operations, (vii) non-GAAP operating margin, and (viii) non-GAAP net loss and net loss per share. Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses which are outlined in the “Reconciliation of GAAP Results to Non-GAAP Financial Measures” tables below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary independently of business performance. We believe these non-GAAP financial measures offer an additional view of our operations that, when coupled with the GAAP results and the reconciliations from corresponding GAAP financial measures, provide a more complete understanding of the results of operations. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release, including the paragraph headed “Near Term Business Outlook,” includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are attempts to predict or indicate future events or trends or similar statements that are not a reflection of historical fact. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions. Forward-looking statements are made based on estimates and forecasts of financial and performance metrics, projections of market opportunity and market share and current indications of customer interest, all of which are based on various assumptions, whether or not identified in this press release. All such statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas, and forward-looking statements are subject to a number of uncertainties.

Our business is subject to certain risks that could materially and adversely affect our business, financial condition, results of operations, or the value of our securities. These and other risk factors are discussed in the Risk Factors section beginning on our most recent annual report on Form 10-K, as updated in the Risk Factors section of our most recent quarterly report on Form 10-Q, and in other documents we file with the SEC. If any of these risks, as discussed in more detail in our SEC reports, materialize or if our assumptions underlying forward-looking statements prove to be incorrect, actual results could differ materially from the results implied by these forward-looking statements. Examples of some of these risk factors include:

•	Risks Related to High-Power Markets: Last year, we announced an enhanced focus on AI data centers, energy and grid infrastructure, performance computing and industrial electrification, and a de-emphasis on mobile and consumer products. We may not successfully execute our strategic transition to these new markets and customer applications, which could adversely affect our business, results of operations, and financial condition. This strategic realignment entails significant operational, technical, and market risks. Our success in these markets depends on factors including our ability to (i) develop and scale semiconductor solutions that meet demanding power, efficiency, and performance requirements of our customers; (ii) compete against established incumbents with substantial R&D and manufacturing resources; (iii) anticipate rapidly evolving customer needs and technological standards in these high-power and high-performance segments; and (iv) secure design wins and long-term supply agreements in new and unfamiliar market segments.

•	Market Acceptance and Addressable Market Uncertainty: The demand for our products, and our customers’ products, in new or emerging markets is difficult to forecast, as customer preferences may not be fully known and can evolve rapidly. Further, demand for our products depends on the acceptance of underlying new and developing system architectures. For example, our predictions for the use of GaN- and SiC-based products in 800 V AI data center power applications depend on assumptions regarding the acceptance and growth of 800 V systems themselves. Our forecasts are based on market opportunities across a “Serviceable Addressable Market” or “SAM”, which is based on a number of assumptions and predictions. We could be wrong about the size or timing of our SAM, which could in turn diminish the market opportunities available to us.

•	Unpredictable Historical Data and Competitive Dynamics: In established markets, revenue projections can be supported by trends from prior periods. In contrast, there is little or no precedent for products aimed at new use cases, rendering traditional forecasting methods less reliable. To the extent our products reshape or create new market landscapes, the competitive environment may evolve in unexpected ways. For example, new competitors may emerge, or traditional competitors with established R&D and manufacturing resources, and long-standing customer relationships, may choose to offer competitive GaN or high-voltage SiC solutions.

•	Other Risk Factors: Other risk factors related to our business include our ability to achieve design wins and to convince our current and prospective end customers to design our products into their product offerings, the risk that revenues from design wins may not materialize, the possibility that we may fail to accurately anticipate and respond to rapid technological change in the industries in which we operate or adopt to emerging industry standards, our dependence on a few key customer and distributors for a significant portion of our revenue, and the fact our business is subject to volatile demand and seasonal fluctuations. In addition, our supply chain is also subject to risks, including our reliance on single sources of supply for certain essential services, the risk that our suppliers may have quality, yield or capacity issues, the fact that we are exposed to fluctuations in prices for raw materials and components, and the risk that our products will not meet the reliability standards expected of high power semiconductor devices. This is not a summary of all of the risks that could affect our business and you are encouraged to review the full list of risk factors in our SEC filings.

Note Regarding Customer Pipeline and Design Wins

In our investor and other communications we may refer to the terms “customer pipeline” and “design wins” in discussions of potential future business opportunities. Each of these terms, together with information we may disclose about anticipated future business in relation to these terms, constitute “forward-looking statements” as described above and, accordingly, should be interpreted in light of related risks which, if materialized, could cause actual results to differ materially from those indicated from our view of customer pipeline and design wins today. More specifically, “customer pipeline” reflects estimated potential future business based on interest expressed by potential customers for qualified programs, stated in terms of estimated revenue that may be realized over the life of the customer’s end product. A “design win” reflects an end customer’s selection of a Navitas product for a specific production program, stated in terms of revenues that may be realized over the life of the customer’s end product. However, customer pipeline figures and design wins do not represent customer orders or forecasts, are not proxies for backlog or estimates of future revenue, and should not be considered as any other measure or indicator of financial performance. Rather, Navitas uses these terms to indicate the company’s current view of future potential business and related changes across various end markets. Time horizons vary based on product type and application. As a result, actual business realized will depend on several factors, including (i) whether potential customers ultimately choose the Navitas solution, (ii) the portion of the customer program awarded to the Navitas solution as compared to other sources in dual- or multiple-source cases, (iii) successful customer qualification of the selected solution, (iv) the time needed for customers to begin mass production, (v) the duration and pace of the customer’s ramp to full production, and (vi) strategic decisions of Navitas throughout the process based on expected revenues, margins and other factors relating to pipeline opportunities and design wins.

About Navitas

Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, energy and grid infrastructure, performance computing and industrial electrification. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™  high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Investor Relations Contacts:

Shelton Group

Leanne Sievers | Brett Perry

nvts-ir@sheltongroup.com

NAVITAS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) - UNAUDITED

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Net revenues	$8,598	$14,018
Cost of revenues (exclusive of amortization of intangible assets included below)	5,361	8,711
Operating expenses:
Research and development	14,567	12,668
Selling, general and administrative	11,252	11,740
Amortization of intangible assets	4,734	4,734
Restructuring expense	450	1,469
Total operating expenses	31,003	30,611
Loss from operations	(27,766)	(25,304)
Other income (expense), net:
Interest income (expense), net	264	(38)
Dividend income	1,688	744
(Loss) Gain from change in fair value of earnout liabilities	(7,914)	8,113
Other income	10	18
Total other income (expense), net	(5,952)	8,837
Loss before income taxes	(33,718)	(16,467)
Income tax provision (benefit)	67	82
Equity method investment (loss) gain	—	(280)
Net loss	$(33,785)	$(16,829)
Net loss per common share
Basic	$(0.15)	$(0.09)
Diluted	$(0.15)	$(0.09)
Shares used in per share calculation:
Basic	229,988	187,784
Diluted	229,988	187,784

NAVITAS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP FINANCIAL MEASURES - UNAUDITED

(dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP Net revenues	$8,598	$7,296	$14,018
Cost of revenues (exclusive of amortization of intangibles)	(5,361)	(4,514)	(8,711)
Cost of revenues (amortization of intangibles)	(4,036)	(4,035)	(4,032)
GAAP Gross profit	(799)	(1,253)	1,275
GAAP Gross margin	(9.3)%	(17.2)%	9.1%
Cost of revenues (amortization of intangibles)	4,036	4,035	4,032
Stock-based compensation expense	117	42	36
Non-GAAP Gross profit	$3,354	$2,824	$5,343
Non-GAAP Gross margin	39.0%	38.7%	38.1%
RECONCILIATION OF OPERATING EXPENSES
GAAP Research and development	$14,567	$12,386	$12,668
Stock-based compensation expenses	(5,212)	(4,316)	(3,838)
Non-GAAP Research and development	9,355	8,070	8,830
GAAP Selling, general and administrative	11,252	10,475	11,740
Stock-based compensation expenses	(5,009)	(3,600)	(3,098)
Other expense	(585)	(69)	(308)
Non-GAAP Selling, general and administrative	5,658	6,806	8,334
Total Non-GAAP Operating expenses	$15,013	$14,876	$17,164
RECONCILIATION OF LOSS FROM OPERATIONS
GAAP Loss from operations	$(27,766)	$(41,393)	$(25,304)
GAAP Operating margin	(322.9)%	(567.3)%	(180.5)%
Add: Stock-based compensation expenses included in:
Research and development	5,212	4,316	3,838
Selling, general and administrative	5,009	3,600	3,098
Cost of goods sold	117	42	36
Total	10,338	7,958	6,972
Amortization of acquisition-related intangible assets	4,734	4,734	4,734
Restructuring, impairment and other expense	1,035	16,649	1,777
Non-GAAP Loss from operations	$(11,659)	$(12,052)	$(11,821)
Non-GAAP Operating margin	(135.6)%	(165.2)%	(84.3)%
RECONCILIATION OF NET LOSS PER SHARE
GAAP Net loss	$(33,785)	$(31,815)	$(16,829)
Adjustments to GAAP Net loss
Total stock-based compensation	10,338	7,958	6,972
Loss (Gain) from change in fair value of earnout liabilities	7,914	(8,271)	(8,113)
Amortization of acquisition-related intangible assets	4,734	4,734	4,734
Restructuring, impairment and other expense	1,035	16,649	1,777
Equity method investment loss (gain)	—	294	280
Non-GAAP Net loss	$(9,764)	$(10,451)	$(11,179)
Average shares outstanding for calculation of non-GAAP Net loss per share (basic and diluted)	229,988	222,344	187,784
Non-GAAP Net loss per share (basic and diluted)	$(0.04)	$(0.05)	$(0.06)

NAVITAS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(dollars in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$221,008	$236,857
Accounts receivable, net	3,727	3,621
Inventories	14,925	13,283
Prepaid expenses and other current assets	4,227	4,399
Restricted cash	2,362	1,745
Total current assets	246,249	259,905
Property and equipment, net	9,123	9,779
Operating lease right of use assets	5,115	5,166
Finance lease right of use assets	684	766
Intangible assets, net	48,524	53,258
Goodwill	163,215	163,215
Other assets	8,457	8,380
Total assets	$481,367	$500,469
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$18,437	$22,350
Accrued compensation expenses	5,592	4,949
Operating lease liabilities, current	1,949	1,866
Finance lease liabilities, current	327	323
Earnout liability, current	30,546	22,632
Total current liabilities	56,851	52,120
Operating lease liabilities noncurrent	3,689	3,827
Finance lease liabilities noncurrent	373	456
Deferred tax liabilities	405	405
Total liabilities	61,318	56,808
Stockholders' equity	420,049	443,661
Total liabilities and stockholders’ equity	$481,367	$500,469